UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2022

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2022, WiSA Technologies, Inc., a Delaware corporation (the “Company”), entered into an equity distribution agreement (the “2022 Sales Agreement”) with Maxim Group LLC, as agent (“Maxim”), pursuant to which the Company may issue and sell shares of its common stock, par value $0.0001 (the “Common Stock”) having an aggregate offering price of up to $4,000,000 from time to time through Maxim.

Any sales of shares of Common Stock pursuant to the 2022 Sales Agreement will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-267211) (the “Registered Offering”), which was (i) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2022 (including the prospectus contained therein, the “Registration Statement”) and (ii) the base prospectus, dated September 13, 2022 (including the documents incorporated by reference therein, the “Base Prospectus”). The Company filed a prospectus supplement, dated September 13, 2022 (the “Prospectus Supplement”), to the Base Prospectus with the SEC in connection with the offer and sale of the Common Stock.

Maxim may sell Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made directly on The Nasdaq Capital Market or sales made into any other existing trading market for the Company’s Common Stock or to or through a market maker. Subject to the terms and conditions of the 2022 Sales Agreement, Maxim will use its commercially reasonable efforts to sell the shares of the Company’s Common Stock from time to time, based upon its instructions (including any price, time or size limits or other parameters or conditions that we may impose). The Company will pay to Maxim a cash commission of up to 3.0% of the gross proceeds from the sale of any shares of Common Stock by Maxim under the 2022 Sales Agreement. The Company and Maxim have also provided each other with customary indemnification rights.

The Company is not obligated to make any sales of Common Stock under the 2022 Sales Agreement and no assurance can be given that it will sell any shares under the 2022 Sales Agreement, or, if it does, as to the price or number of shares that it will sell, or the dates on which any such sales will take place. The 2022 Sales Agreement may be terminated by either party as set forth in the 2022 Sales Agreement.

The foregoing description of the 2022 Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the 2022 Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company is filing the opinion of its counsel, Sullivan & Worcester LLP, relating to the legality of the issuance and sale of the shares of Common Stock as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Company entering into the 2022 Sales Agreement with Maxim, on September 13, 2022, the Company terminated the equity distribution agreement, dated as of December 30, 2021 (the “2021 Sales Agreement”), that the Company previously entered into with Maxim with respect to an at-the-market offering program, under which the Company could offer and sell, from time to time at its sole discretion, shares of its Common Stock having an aggregate offering price of up to $4,500,000 (the “2021 ATM Program”). As a result of the termination of the 2021 Sales Agreement, the Company will not offer or sell any additional shares under the 2021 ATM Program.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated September 13, 2022, by and between the Company and Maxim Group LLC. (Filed herewith.)
5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)
23.1	Consent of Sullivan & Worcester LLP. (Included in the opinion filed as Exhibit 5.1.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2022	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer